Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of MapLight Therapeutics, Inc. of our report dated April 25, 2025, relating to the consolidated financial statements of MapLight Therapeutics, Inc. and its subsidiary, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts

September 19, 2025